United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) October 21, 2016

madison technologies inc.

(Exact name of registrant as specified in its chapter)

Nevada	000-51302	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4448 Patterdale Drive, North Vancouver, BC	V7R 4L8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 326-0110

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Madison Technologies, Inc.	Page 2

Information to be included in report

Item 5.06 Change in Shell Company Status.

On October 12, 2016, Madison Technologies Inc. (“Madison”) received approval from Amazon Europe to begin sales of its Tuffy Pack line of products in the United Kingdom through the Amazon Marketplace.

On October 14, 2016, Madison received approval from Amazon Europe to begin sales of its Tuffy Pack line of products in Germany, Italy, Spain and France through the Amazon Marketplace.

As of the date of this filing, Madison has completed its first sale through the Amazon Marketplace.

As a result of the aforementioned sales and operations, Madison is engaged in more than nominal activities and is no longer a shell company. Please see Item 1.01 and Item 2.01 of the Form 8-K filed on September 23, 2016 for information relating to the Product License Agreement and for a description of Madison’s business.

Form 8-K	Madison Technologies, Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Madison Technologies Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

madison technologies inc.

Dated: October 21, 2016	By:	/s/ Thomas Brady
Thomas Brady – CEO